Exhibit (m)(1)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1


I. THE 0% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:


DEATH BENEFIT:


The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.



Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $66,574.64
                     = $1,200,000


POLICY VALUE:


Year 5 Policy Value =
Policy Value at the end of year 4    $54,112.44
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,590.29
- Mortality & Expense Charge****     $   618.20
+ Hypothetical Rate of Return*****     ($769.31)
                                     ----------
=                                    $   66,575 (rounded to the nearest dollar)
                                     ==========


* The annual premium is assumed to be paid at the beginning of month 1 in each year.


**   Premium Expense Charge is 3.5% of each premium payment.



*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:



Month     COI
-----   -------
1       $ 52.46
2       $ 52.47
3       $ 52.48
4       $ 52.50
5       $ 52.51
6       $ 52.52
7       $ 52.53
8       $ 52.54
9       $ 52.55
10      $ 52.56
11      $ 52.58
12      $ 52.59
        -------
Total   $630.29
        =======

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.



***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.12%. The monthly interest amounts earned for year 5 are:



Month   Interest
-----   --------
1        ($65.40)
2        ($65.16)
3        ($64.93)
4        ($64.69)
5        ($64.46)
6        ($64.22)
7        ($63.99)
8        ($63.76)
9        ($63.52)
10       ($63.29)
11       ($63.06)
12       ($62.83)
        --------
Total   ($769.31)
        ========


CASH SURRENDER VALUE:


Year 5 Cash Surrender Value =
Year 5 Policy Value             $66,574.64
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   44,141 (rounded to the nearest dollar)
                                ==========



II. THE 6% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:


DEATH BENEFIT:


The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.



Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $79,958.24
                     = $1,200,000

POLICY VALUE:


Year 5 Policy Value =
Policy Value at the end of year 4    $63,013.90
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,584.17
- Mortality & Expense Charge****     $   698.41
+ Hypothetical Rate of Return*****   $ 3,786.92
                                     ----------
=                                    $   79,958 (rounded to the nearest dollar)
                                     ==========


* The annual premium is assumed to be paid at the beginning of month 1 in each year.


**   Premium Expense Charge is 3.5% of each premium payment.



*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:



Month     COI
-----   -------
1       $ 52.05
2       $ 52.04
3       $ 52.03
4       $ 52.03
5       $ 52.02
6       $ 52.02
7       $ 52.01
8       $ 52.01
9       $ 52.00
10      $ 51.99
11      $ 51.99
12      $ 51.98
        -------
Total   $624.17
        =======



**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.



***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.12%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  312.84
2       $  313.33
3       $  313.83
4       $  314.32
5       $  314.82
6       $  315.32
7       $  315.82
8       $  316.32
9       $  316.82
10      $  317.33
11      $  317.83
12      $  318.34
        ---------
Total   $3,786.92
        =========


CASH SURRENDER VALUE:


Year 5 Cash Surrender Value =
Year 5 Policy Value             $79,958.24
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   57,524 (rounded to the nearest dollar)
                                ==========



III. THE 12% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:


DEATH BENEFIT:


The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.



Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $95,650.02
                     = $1,200,000


POLICY VALUE:


Year 5 Policy Value =
Policy Value at the end of year 4    $73,040.83
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,577.15
- Mortality & Expense Charge****     $   788.75
+ Hypothetical Rate of Return*****   $ 9,535.08
                                     ----------
=                                    $   95,650 (rounded to the nearest dollar)
                                     ==========


* The annual premium is assumed to be paid at the beginning of month 1 in each year.


**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:



Month     COI
-----   -------
1       $ 51.58
2       $ 51.55
3       $ 51.53
4       $ 51.50
5       $ 51.47
6       $ 51.44
7       $ 51.42
8       $ 51.39
9       $ 51.36
10      $ 51.33
11      $ 51.30
12      $ 51.27
        -------
Total   $617.15
        =======



**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.



***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.12%. The monthly interest amounts earned for year 5 are:



Month    Interest
-----   ---------
1       $  766.57
2       $  771.53
3       $  776.53
4       $  781.57
5       $  786.65
6       $  791.77
7       $  796.93
8       $  802.13
9       $  807.38
10      $  812.66
11      $  817.99
12      $  823.36
        ---------
Total   $9,535.08
        =========

CASH SURRENDER VALUE:


Year 5 Cash Surrender Value =
Year 5 Policy Value             $95,650.02
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   73,216 (rounded to the nearest dollar)
                                ==========


NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2


I. THE 0% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:


DEATH BENEFIT:


The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.



Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $64,752.85
                     = $1,200,000


POLICY VALUE:


Year 5 Policy Value =
Policy Value at the end of year 4    $52,730.67
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 2,063.42
- Mortality & Expense Charge****     $   603.45
+ Hypothetical Rate of Return*****     ($750.96)
                                     ----------
=                                    $   64,753 (rounded to the nearest dollar)
                                     ==========


* The annual premium is assumed to be paid at the beginning of month 1 in each year.


**   Premium Expense Charge is 3.5% of each premium payment.



*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:



Month     COI
-----   -------
1       $ 67.86
2       $ 67.87
3       $ 67.89
4       $ 67.91
5       $ 67.93

6       $ 67.94
7       $ 67.96
8       $ 67.98
9       $ 67.99
10      $ 68.01
11      $ 68.03
12      $ 68.05
        -------
Total   $815.42
        =======


**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.


***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.12%. The monthly interest amounts earned for year 5 are:



Month   Interest
-----   --------
1        ($64.06)
2        ($63.79)
3        ($63.52)
4        ($63.25)
5        ($62.98)
6        ($62.71)
7        ($62.44)
8        ($62.17)
9        ($61.91)
10       ($61.64)
11       ($61.37)
12       ($61.11)
        --------
Total   ($750.96)
        ========


CASH SURRENDER VALUE:


Year 5 Cash Surrender Value =
Year 5 Policy Value             $64,752.85
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   42,319 (rounded to the nearest dollar)
                                ==========

II. THE 6% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:


DEATH BENEFIT:


The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.



Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $1,200,000 or 134% x $77,867.64
                       = $1,200,000


POLICY VALUE:


Year 5 Policy Value =
Policy Value at the end of year 4    $61,466.48
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 2,055.66
- Mortality & Expense Charge****     $   682.20
+ Hypothetical Rate of Return*****   $ 3,699.02
                                     ----------
=                                    $   77,868 (rounded to the nearest dollar)
                                     ==========


* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.


*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:



Month     COI
-----   -------
1       $ 67.33
2       $ 67.33
3       $ 67.32
4       $ 67.32
5       $ 67.31
6       $ 67.31
7       $ 67.30
8       $ 67.30
9       $ 67.29
10      $ 67.29
11      $ 67.28
12      $ 67.28
        -------
Total   $807.66
        =======

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.


***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.12%. The monthly interest amounts earned for year 5 are:



Month    Interest
-----   ---------
1       $  306.50
2       $  306.82
3       $  307.13
4       $  307.45
5       $  307.77
6       $  308.09
7       $  308.41
8       $  308.73
9       $  309.05
10      $  309.37
11      $  309.69
12      $  310.02
        ---------
Total   $3,699.02
        =========


CASH SURRENDER VALUE:


Year 5 Cash Surrender Value =
Year 5 Policy Value             $77,867.64
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   55,434 (rounded to the nearest dollar)
                                ==========



III. THE 12% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:


DEATH BENEFIT:


The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.



Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $93,253.43
                     = $1,200,000

POLICY VALUE:


Year 5 Policy Value =
Policy Value at the end of year 4    $71,311.47
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 2,046.76
- Mortality & Expense Charge****     $   770.93
+ Hypothetical Rate of Return*****   $ 9,319.65
                                     ----------
=                                    $   93,253 (rounded to the nearest dollar)
                                     ==========


* The annual premium is assumed to be paid at the beginning of month 1 in each year.


**   Premium Expense Charge is 3.5% of each premium payment.



*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:



Month     COI
-----   -------
1       $ 66.74
2       $ 66.71
3       $ 66.68
4       $ 66.65
5       $ 66.61
6       $ 66.58
7       $ 66.55
8       $ 66.52
9       $ 66.48
10      $ 66.45
11      $ 66.42
12      $ 66.38
        -------
Total   $798.76
        =======


**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.


***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.12%. The monthly interest amounts earned for year 5 are:



Month    Interest
-----   ---------
1       $  751.23
2       $  755.72
3       $  760.26
4       $  764.83

5       $  769.43
6       $  774.08
7       $  778.76
8       $  783.48
9       $  788.23
10      $  793.03
11      $  797.86
12      $  802.73
        ---------
Total   $9,319.65
        =========


CASH SURRENDER VALUE:


Year 5 Cash Surrender Value =
Year 5 Policy Value             $93,253.43
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   70,820 (rounded to the nearest dollar)
                                ==========